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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 18, 2000 relating to the financial statements, which appears in The Chase Manhattan Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

New York, New York
November 21, 2000